SECURITIES AND EXCHANGE COMMISSION


                             WASHINGTON, D.C. 20549

                                    FORM 8-A
               FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                     PURSUANT TO SECTION 12(b) OR (g) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

                            STRUCTURED PRODUCTS CORP.
             (Exact name of registrant as specified in its charter)


           Delaware                                  13-3692801
(State of incorporation or                  (IRS Employer Identification No.)
organization)
Seven World Trade Center                                10048
Room 33-130, 33rd Floor
New York, New York
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(Address of principal executive                          (Zip Code)
offices)

If this form relates to the                   If this form relates to the
registration of a class  of debt              registration of a class  of debt
securities and is effective upon              securities and is to become
filing  pursuant to General                   effective  simultaneously with
Instruction A(C)(1) please                    the effectiveness of a
check the following box. [ ]                  concurrent registration
                                              statement under the  Securities
                                              Act of 1933 pursuant to General
                                              Instruction A(C)(2) please check
                                              the following  box. [ ]

        Securities to be registered pursuant to Section 12(b) of the Act:

           Title of Each Class                Name of Each Exchange on Which
           to be so Registered                Each Class is to be  Registered

           $58,072,000 TIERSSM Corporate      New York Stock Exchange
           Bond-Backed Certificates,
           Series APA 1997-8, Amortizing
           Class Certificates (the
           "Certificates")
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        Securities to be registered pursuant to Section 12(g) of the Act:

                                     NONE
Item 1.   DESCRIPTION OF REGISTRANT'S SECURITIES TO BE REGISTERED.

          The description of the Certificates to be registered hereunder is set forth under the captions entitled: "Summary of Terms"; "Special Considerations"; "Description of the Certificates"; "ERISA Considerations"; and "Federal Income Tax Considerations" in Registrant's Prospectus Supplement dated May 21, 1998, and "Special Considerations" and "Description of Certificates" in Registrant's Prospectus, dated June 13, 1997, which description is incorporated herein by reference. Registrant filed the Prospectus and Prospectus Supplement with the Securities and Exchange Commission on May 21, 1998, pursuant to the Rule 424(b)(5) under the Securities Act of 1933.

Item 2.           EXHIBITS.

                  1. Certificate of Incorporation of Structured Products Corp. is set forth as Exhibit 3.1 to the Registration Statement on Form S-3 and is incorporated herein by reference.

                  2. By-laws, as amended, of Structured Products Corp. are set forth as Exhibit 3.2 to the Registration Statement and are incorporated herein by reference.

                  3. Form of Trust Agreement is set forth as Exhibit 4.3 to the Registration Statement and is incorporated herein by reference.

                  4.       Form of the Certificates.

                                    SIGNATURE

          Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.





                                                     STRUCTURED PRODUCTS CORP.




Date: May 21, 1998                                   By: /S/ MATTHEW MAYERS
                                                     Authorized Signatory